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                                                                    Exhibit 10.2

                                   CONTRACT

BETWEEEN TRANSCOMMUNITY BANKSHARES, INC., 2320 Anderson Highway, Powhatan, VA
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23139, and BRUCE B. NOLTE, 107 North Harvie Street, Richmond, VA 23220.
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                                 APRIL 16, 2001

The Board of Directors of TransCommunity Bankshares, Inc. (the "Company") hereby agrees to employ Bruce B. Nolte as President, effective on or about May 1, 2001. Nolte acknowledges that his position as president is subject to and predicated upon approval by both federal and state banking regulatory authorities.

Nolte represents to the Board of Directors that he has the experience, knowledge and skills to administer all aspects of the position of president of a bank holding company of the size and stage of development as the Company. Nolte represents that he will perform his duties in a manner and at a level consistent with that expected of a bank holding company president, and consistent with the fiduciary and regulatory responsibilities of such position. Nolte represents that he will devote his full and best efforts to these responsibilities.

The Board of Directors agrees to pay Nolte an annual salary of $124,000. He shall also be entitled to participate in any and all employee benefit programs
offered by the Company to its employees.   Nolte acknowledges that, as of the
date of this Agreement, the Company does not have such employee benefit programs in place. Until such programs are in place, the Board of Directors agrees to exercise it best efforts to induce the Bank of Powhatan, N.A. to allow Nolte to participate in its health insurance program.

As of the date of this Agreement, Nolte also acknowledges that there are no retirement, bonus or stock option programs in place for employees of the Company. The Board of Directors agrees that such incentive and retirement programs shall be developed, and agrees that Nolte shall be allowed to participate in such programs on an equal basis with other members of senior management. As soon a practical, the Company also plans to purchase directors' and officers' liability insurance, and agrees to cover Nolte thereunder.

Nolte will develop, in conjunction with the Chairman and Chief Executive Officer, performance criteria for the position of president, which shall be submitted for approval by the Board of Directors. Based on that criteria, Nolte shall be evaluated and thus eligible for a salary increase not later than a twelve-month period.

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                                                                    Exhibit 10.2

The length of this Agreement shall be for a period of three years from the date Nolte begins work for the Company. During this period, should Nolte be terminated "without cause", the Company shall pay to him one year's salary. At the end of this three-year term, without objection by the Board of Directors, this Agreement may be extended by mutual agreement for not less than one nor more than three years. Should Nolte, be terminated "for cause", he will not be entitled to any compensation from the date of termination.

"Cause" shall be defined as:

     1) Gross incompetence, gross negligence, misconduct in office or breach of a fiduciary duty to the Company;

     2) Conviction of a felony, crime of moral turpitude, embezzlement or fraud;

     3) Any act of dishonesty with respect to the Company or any of its affiliates;

     4) Conduct by Nolte that jeopardizes the ordinary operation of the Company.

The Board of Directors represents to Nolte that the Company is duly organized under the laws of the Commonwealth of Virginia. The Board knows of no legal or regulatory matters pending that could adversely affect the operation or development of the Company, or that should be duly disclosed.

Nolte represents to the Board of Directors that he knows of no legal or regulatory matters pertaining to his current or previous employment or other matters that should be made known to the Board of Directors in determining that he is suited to be the president of a bank holding company.

Signed:                             Signed:

/s/  William C. Wiley                    /s/  Bruce B. Nolte

William C. Wiley                    Bruce B. Nolte
Chairman of the Board


CC:  Members of the Board of Directors

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